SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  March 23, 2004

Credit Suisse First Boston Mortgage Securities Corp.,

CSFB Series 2004-AR2,

Mortgage-Backed Pass-Through Certificates, Series 2004-AR2

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-100669	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of February 1, 2004 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), DLJ Mortgage Capital, Inc. as a seller (in such capacity, a “Seller”), Wells Fargo Bank Minnesota, N.A., in its capacity as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, a “Trust Administrator”), Washington Mutual Mortgage Securities Corp., in its capacity as a seller (in such capacity a “Seller”) and in its capacity as a servicer (in such capacity, a “Servicer”), GreenPoint Mortgage Funding, Inc. as a servicer (in such capacity, a “Servicer”), Wells Fargo Home Mortgage, Inc., as a servicer (in such capacity, a “Servicer”),  Fairbanks Capital Corp., in its capacity as a servicer (in such capacity, a “Servicer”), GreenPoint Mortgage Funding, Inc., in its capacity as a servicer (in such capacity, a “Servicer”) and Wilshire Credit Corporation, in its capacity as special servicer (in such capacity, the “Special Servicer”) and U.S. Bank, National Association, as trustee (the “Trustee”).  The Certificates were issued on February 25, 2004.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of February 1, 2004, by and among the Company, the Sellers, the Servicers, the Special Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 2004.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP.

By: /s/ John P. Graham

Name: John P. Graham

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of March 1, 2004,                             5

by and among the Company, the Seller, the Servicers, the Master

Servicer, the Special Servicer, the Trustee and the Trust Administrator.

EXHIBIT 99.1

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York  10036

Telephone:  (212) 777-4200

Facsimile:  (212) 777-4299

March 23, 2004

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Credit Suisse First Boston Mortgage Securities Corp.,

CSFB Series 2004-AR2,

CSFB Mortgage-Backed Pass-Through Certificates, Series 2004-AR2

Ladies and Gentlemen:

On behalf of Credit Suisse First Boston Mortgage Securities Corp., (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

Very truly yours,

_/s/ Michael Braun

Michael Braun

Enclosure